UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K of Sunrise Senior Living, Inc. (the “Company”) filed on January 31, 2011 (the “January 31, 2011 Form 8-K”), in connection with the Company’s desire to reduce ongoing general and administrative expense by combining the chief financial officer and chief accounting officer positions, on January 31, 2011, the Company’s Board of Directors approved (a) the termination of the employment of Julie A. Pangelinan, the Company’s then Chief Financial Officer, effective on or before March 11, 2011 and (b) the appointment of C. Marc Richards, the Company’s then Chief Accounting Officer, as the Company’s new Chief Financial Officer, effective on Ms. Pangelinan’s termination date. On January 31, 2011, the Compensation Committee of the Board of Directors also approved (a) an employment agreement for Mr. Richards and (b) a grant to Mr. Richards of 100,000 shares of restricted stock, in each case effective on the date Mr. Richards became the Company’s new Chief Financial Officer.

Ms. Pangelinan’s employment with the Company terminated on March 11, 2011, and Mr. Richards assumed his new role as the Company’s Chief Financial Officer on that date. For information regarding the severance payable to Ms. Pangelinan in connection with the termination of her employment, and the terms of Mr. Richards’ employment agreement and restricted stock award, please refer to the Company’s January 31, 2011 Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: March 14, 2011	By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer